UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2012

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, effective October 1, 2012 (the “Retirement Date”), Greg D. Kerley resigned as Executive Vice President and Chief Financial Officer of Southwestern Energy Company (the “Company”).  On August 2, 2012, the Company issued a press release announcing Mr. Kerley’s resignation, a copy of which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 6, 2012.  Mr. Kerley will continue to serve on the Board of Directors of the Company until the 2013 Annual Meeting of Shareholders, at which time Mr. Kerley has informed the Company that he intends to seek re-election to the Board.

Mr. Kerley was previously granted the following performance units (the “Units”) under the Company’s 2002 Performance Unit Plan (the “Plan”) which remained unvested as of the Retirement Date: (i) 161 Units on December 10, 2009 (the “2009 Grant”), (ii) 355.33 Units on December 9, 2010 (the “2010 Grant”), and (iii) 577 Units on December 8, 2011 (the “2011 Grant”).  When originally granted, the vesting dates of the unvested Units under the 2009 Grant, the 2010 Grant and the 2011 Grant were on or before December 10, 2012, December 9, 2013, and December 8, 2014, respectively, subject to continued employment with the Company until such dates.  Cash payouts received pursuant to the Units will be determined based upon Company performance against pre-established criteria during the three year period following the grant date.

In consideration for Mr. Kerley’s continued assistance to the Company after the Retirement Date in connection with transition matters, the Compensation Committee of the Board of Directors of the Company approved that the unvested Units under the 2009 Grant, 2010 Grant and 2011 Grant that would have been forfeited shall vest pro rata through the Retirement Date and be paid in accordance with the overall level of achievement under the original grants at the time that payment is due and required to be made under the Plan.  The remainder of the unvested Units will be forfeited.

For more information regarding the Plan and Units, please see the proxy statement filed with the Securities and Exchange Commission on April 5, 2012 in connection with the Company’s Annual Meeting held on May 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: November 2, 2012	By:	/s/ R. CRAIG OWEN
	Name:	R. Craig Owen
	Title:	Senior Vice President and
Chief Financial Officer